Exhibit 4.7

EXECUTION VERSION

SUPPLEMENTAL INDENTURE NO. 2
TO SERIES 2012-6 INDENTURE SUPPLEMENT

THIS SUPPLEMENTAL INDENTURE NO. 2 TO SERIES 2012-6 INDENTURE SUPPLEMENT, dated as of October 7, 2014 (this “Amendment”), is between Synchrony Credit Card Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee under the Master Indenture referred to below (in such capacity, the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Issuer and the Indenture Trustee are parties to (i) the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among the Indenture Trustee, the Issuer and certain other parties, the Second Amendment to Master Indenture, dated as of June 17, 2004, between the Issuer and the Indenture Trustee, the Third Amendment to Master Indenture, dated as of August 31, 2006, between the Issuer and the Indenture Trustee, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, between the Issuer and the Indenture Trustee, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, between the Issuer and the Indenture Trustee, the Sixth Amendment to Master Indenture, dated as of August 7, 2009, between the Issuer and the Indenture Trustee, the Seventh Amendment to Master Indenture, dated as of January 21, 2014, between the Issuer and the Indenture Trustee, and the Eighth Amendment to Master Indenture and Omnibus Supplement to Specified Indenture Supplements, dated as of March 11, 2014 (the “March 2014 Omnibus Amendment”), between the Issuer and the Indenture Trustee (as amended, the “Master Indenture”); (ii) the Omnibus Supplement to Specified Indenture Supplements, dated as of January 21, 2014 (the “January 2014 Omnibus Amendment”), between the Issuer and the Indenture Trustee; and (iii) the Series 2012-6 Indenture Supplement, dated as of August 29, 2012 (as supplemented by the January 2014 Omnibus Amendment, the March 2014 Omnibus Amendment and Supplemental Indenture No. 1 to Series 2012-6 Indenture Supplement, dated as of July 16, 2014, between the Issuer and the Indenture Trustee, the “Series 2012-6 Indenture Supplement”), between the Issuer and the Indenture Trustee;

WHEREAS, the parties hereto desire to amend the Series 2012-6 Indenture Supplement as set forth herein; and

WHEREAS, this Amendment is being entered into pursuant to Section 9.1(b) of the Master Indenture and Section 8.1 of the Series 2012-6 Indenture Supplement, and all conditions precedent to the execution of this Amendment, as set forth in such Section 9.1(b) and such Section 8.1, have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Master Indenture or the Series 2012-6 Indenture Supplement, as amended hereby.

SECTION 2. Amendments to Series 2012-6 Indenture Supplement.

(a)          The reference to “$1,315,789,474” in the definition of “Initial Collateral Amount” in Section 1.1 of the Series 2012-6 Indenture Supplement is hereby replaced with “$1,379,310,345”.

(b)          The reference to “$104,433,008” in the definition of “Initial Excess Collateral Amount” in Section 1.1 of the Series 2012-6 Indenture Supplement is hereby replaced with “$167,953,879”.

(c)          The reference to “7.94%” in the first sentence of the definition of “Required Excess Collateral Amount” in Section 1.1 of the Series 2012-6 Indenture Supplement is hereby replaced with “12.18%”.

(d)          The definition of “Monthly Principal Reallocation Amount” in Section 1.1 of the Series 2012-6 Indenture Supplement is amended as follows:

(i)           The reference to “24.00%” in clause (a) is hereby replaced with “27.50%”;

(ii)           The reference to “14.41%” in clause (b) is hereby replaced with “18.35%”; and

(iii)           The reference to “7.94%” in clause (c) is hereby replaced with “12.18%”.

SECTION 3. Binding Effect; Ratification.

(a)          This Amendment shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)          The Series 2012-6 Indenture Supplement, as supplemented hereby, remains in full force and effect. Any reference to the Series 2012-6 Indenture Supplement from and after the date hereof shall be deemed to refer to the Series 2012-6 Indenture Supplement as supplemented hereby, unless otherwise expressly stated.

(c)          Except as expressly supplemented hereby, the Series 2012-6 Indenture Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

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SECTION 4. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

SECTION 5. Miscellaneous.

(a)           THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARDING TO THE CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)           This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYNCHRONY CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	BNY mellon trust of delaware, not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

Supplemental Indenture No. 2 to Series

2012-6 Indenture Supplement

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DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the
Indenture Trustee

By:	/s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

By:	/s/ Diana Vasconez
Name: Diana Vasconez
Title: Associate

Supplemental Indenture No. 2 to Series

2012-6 Indenture Supplement

S-2